                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                       JURISDICTION OF
NAME OF SUBSIDIARY                                                                      INCORPORATION
------------------                                                                    -----------------
 1.                     Kansas Information Consortium, Inc.                            Kansas, U.S.
 2.                     Indiana Interactive, Inc.                                      Indiana, U.S.
                        2a. City-County Interactive, Inc.                              Indiana, U.S.
 3.                     National Information Consortium, U.S.A., Inc.                  Kansas, U.S.
 4.                     Arkansas Information Consortium, Inc.                          Arkansas, U.S.
 5.                     Nebraska Interactive, Inc.                                     Nebraska, U.S.
 6.                     Virginia Interactive, LLC                                      Virginia, U.S.
 7.                     Iowa Interactive, Inc.                                         Iowa, U.S.
 8.                     New England Interactive, Inc.                                  Maine, U.S.
 9.                     Utah Interactive, Inc.                                         Utah, U.S.
 10.                    Hawaii Information Consortium, Inc.                            Hawaii, U.S.
 11.                    Idaho Information Consortium, Inc.                             Idaho, U.S.
 12.                    eFed, Inc.                                                     Virginia, U.S.